Exhibit (a)(79)

VOYA EQUITY TRUST

Amended Certificate of Establishment and Designation of

Series and Classes of Shares of Beneficial

Interest, Par Value $0.01 Per Share

Effective: May 8, 2017

The undersigned, being a majority of the Trustees of Voya Equity Trust, a Massachusetts business trust (the “Trust”), acting pursuant to the Amended and Restated Declaration of Trust, dated February 25, 2003, as amended (the “Declaration of Trust”), including Article V, Section 5.13 and Article VIII, Section 8.3 of the Trust’s Declaration of Trust, hereby amend the Certificate of Establishment and Designation of Series and Classes to abolish Class B shares for Voya Large-Cap Growth Fund (formerly, Voya Growth Opportunities Fund, formerly, ING Growth Opportunities Fund, formerly, ING LargeCap Growth Fund) and Voya SmallCap Opportunities Fund (formerly, ING SmallCap Opportunities Fund), as follows:

A.            Paragraph 2 of the Certificate of Establishment and Designation of Series and Classes with respect to Voya Large-Cap Growth Fund, dated July 10, 2002, as amended January 26, 2009, September 30, 2009, December 7, 2009, July 1, 2011, May 1, 2014, April 24, 2015, October 23, 2015, and March 3, 2017, is hereby further amended as follows:

1.                                      The Classes of the Fund shall be designated as follows:

Voya Large-Cap Growth Fund
Voya Large-Cap Growth Fund Class A;
Voya Large-Cap Growth Fund Class C;
Voya Large-Cap Growth Fund Class I;
Voya Large-Cap Growth Fund Class R;
Voya Large-Cap Growth Fund Class R6;
Voya Large-Cap Growth Fund Class T; and
Voya Large-Cap Growth Fund Class W

B.            Paragraph 2 of the Certificate of Establishment and Designation of Series and Classes with respect to Voya SmallCap Opportunities Fund, dated July 10, 2002, as amended November 19, 2007, December 7, 2009, July 1, 2011, May 22, 2013, May 1, 2014, March 1, 2017, and March 3, 2017, is hereby further amended as follows:

1.                                      The Classes of the Fund shall be designated as follows:

Voya SmallCap Opportunities Fund:
Voya SmallCap Opportunities Fund Class A;
Voya SmallCap Opportunities Fund Class C;
Voya SmallCap Opportunities Fund Class I;
Voya SmallCap Opportunities Fund Class R;
Voya SmallCap Opportunities Fund Class R6;

Voya SmallCap Opportunities Fund Class T; and
Voya SmallCap Opportunities Fund Class W

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IN WITNESS WHEREOF, the undersigned have signed this Amended Certificate of Establishment and Designation of Series and Classes this 9th day of March, 2017.

/s/ Colleen D. Baldwin	/s/ Patrick W. Kenny
Colleen D. Baldwin, as Trustee	Patrick W. Kenny, as Trustee

/s/ John V. Boyer	/s/ Shaun P. Mathews
John V. Boyer, as Trustee	Shaun P. Mathews, as Trustee

/s/ Patricia W. Chadwick	/s/ Joseph E. Obermeyer
Patricia W. Chadwick, as Trustee	Joseph E. Obermeyer, as Trustee

/s/ Peter S. Drotch	/s/ Sheryl K. Pressler
Peter S. Drotch, as Trustee	Sheryl K. Pressler, as Trustee

/s/ Martin J. Gavin	/s/ Christopher P. Sullivan
Martin J. Gavin, as Trustee	Christopher P. Sullivan, as Trustee

/s/ Russell H. Jones	/s/ Roger B. Vincent
Russell H. Jones, as Trustee	Roger B. Vincent, as Trustee